                                                                Exhibit 4 (b)

                             CERTIFICATE OF TRUST

                                      OF

                               KEYCORP CAPITAL V



        This Certificate of Trust of KeyCorp Capital V (the "Trust"), dated as of August 6, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
-------           -- ---

        1.      Name.  The name of the business trust being formed hereby is
                ----
KeyCorp Capital V.

        2.      Delaware Trustee.  The name and business address of the trustee
                ----------------
of the Trust, with a principal place of business in the State of Delaware, are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

        3.      Effective Date.  This Certificate of Trust shall be effective as
                --------------
of its filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                                        BANKERS TRUST (DELAWARE), not in its
                                        individual capacity, but solely as
                                        trustee

                                        By:  /s/ M. Lisa Wilkins
                                             ----------------------------------
                                             Name:  M. Lisa Wilkins
                                             Title: Assistant Vice President


                                        LOUIS D. RAFFIS, not in his individual
                                        capacity, but solely as trustee

                                        /s/ Louis D. Raffis
                                        ---------------------------------------